Exhibit 99.1

                                                                    NEWS RELEASE

                   POLYONE UPDATES 2006 SECOND-QUARTER OUTLOOK

CLEVELAND - June 28, 2006 - PolyOne Corporation (NYSE: POL) today updated its outlook for the second quarter ending June 30, 2006.

The following commentary summarizes conditions within the business segments:

     o Performance Plastics - The positive business conditions the segment experienced in the first quarter continue in the second quarter. Consistent with the Company's view in the outlook section of its first-quarter earnings release, demand in the latter half of the second quarter improved following the processor inventory correction that occurred primarily in March and April. Demand for building product applications has remained buoyant throughout the quarter, with demand for pressure pipe and wire and cable applications particularly robust. Automotive demand, on the other hand, has remained relatively soft. The Company is watching demand patterns closely as the second half of the year approaches, in light of a potential moderation in leading macroeconomic indicators.

          PolyOne anticipates segment revenue growth of 7 percent to 10 percent and a shipment volume increase of 3 percent to 5 percent compared with the second quarter of 2005.

          Also consistent with its earlier outlook, PolyOne anticipates that product spreads will improve compared with the second quarter of 2005 and generally remain flat compared with the first quarter of 2006. As a result of the factors outlined above, the Company expects segment earnings to gain leverage from the anticipated revenue increase and improve both sequentially and year over year.

     o Distribution - As projected earlier, both shipment volume and revenues appear on track to improve relative to the second quarter of 2005. Demand has been relatively steady throughout the 2006 quarter, and should result in a 7 percent to 10 percent revenue increase compared with the second quarter of 2005. Shipment volume should increase 3 percent to 5 percent compared with the year-ago quarter. Operating income should improve versus the second-quarter 2005 level, but likely will not match the record first-quarter 2006 performance.

     o Resin and Intermediates - The Company anticipates that segment earnings will remain strong in the second quarter, but likely below the record level experienced during the first quarter. The Company does, however, expect earnings to exceed second-quarter 2005 results.

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          Industry spreads for polyvinyl chloride (PVC) resins in the 2006 second quarter are projected to be slightly lower than in the first quarter as lower average ethylene costs only partially offset a decline in quarterly average market prices for PVC. In addition, Oxy Vinyls, LP experienced a production disruption early in the second quarter that adversely affected income. Operating rates returned to normal levels in May. SunBelt Chlor-Alkali continues to benefit from strong caustic soda and chlorine demand, and should contribute earnings at or above first-quarter levels.

     o Other - The Company expects that non-recurring or non-operational factors will result in a net benefit to earnings of $2 million to $3 million in the second quarter. The majority of this net benefit will be reported within either Other Segment or Other expense, net, and would represent a combination of factors, including the potential impact of changes in foreign exchange rates, premiums on debt repurchases, legal settlements, and adjustments to litigation and other reserves.

The Company continues to anticipate that second-quarter earnings, supported by cash distributions from OxyVinyls and SunBelt, should more than offset higher capital expenditures and cash interest payments, resulting in positive operating cash generation. PolyOne projects that operating cash flow for the year, excluding cash proceeds received from the sale of the Engineered Films unit, will significantly exceed that generated in 2005.

SECOND-QUARTER 2006 EARNINGS RELEASE AND CONFERENCE CALL
--------------------------------------------------------

PolyOne will release its second-quarter earnings on Wednesday, August 2, 2006, and will host a conference call at 9:00 a.m. Eastern time on Thursday, August 3, 2006. The conference dial-in number is 888-489-0038 (domestic) or 706-643-1611 (international), conference topic: PolyOne Earnings Call. The replay number is 800-642-1687 (domestic) or 706-645-9291 (international). The conference ID for the replay is 9935907. The call will be broadcast live and then via replay for two weeks on the Company's Web site at www.polyone.com.

ABOUT POLYONE
-------------

PolyOne Corporation, with 2005 annual revenues of approximately $2.5 billion, is a leading global polymer compounding and services company and a North American distributor of thermoplastic resins. Headquartered in northeast Ohio, PolyOne has operations in North America, Europe, Asia and Australia, and joint ventures in North America and South America. Product offerings include vinyl and other thermoplastic compounds, polymer coating systems, color and additive masterbatches, and specialty vinyl resins. Information on PolyOne's products and services can be found at www.polyone.com.

Investor & Media Contact:                    Dennis Cocco
                                             Vice President, Investor Relations
                                             & Communications
                                             440.930.1538

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FORWARD-LOOKING STATEMENTS
--------------------------

          In this press release, statements that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance, including, without limitation, meeting cash flow goals, receiving cash distributions from equity affiliates and achieving working capital targets; results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; and financial results. Factors that could cause actual results to differ materially include, but are not limited to:

     o the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks;
     o changes in U.S., regional or world polymer consumption growth rates affecting PolyOne's markets;
     o changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which PolyOne participates;
     o fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles;
     o production outages or material costs associated with scheduled or unscheduled maintenance programs;
     o costs or difficulties and delays related to the operation of joint venture entities;
     o lack of day-to-day operating control, including procurement of raw materials, of equity or joint venture affiliates;
     o partial control over investment decisions and dividend distribution policy of the OxyVinyls partnership and other minority equity holdings of PolyOne;
     o an inability to launch new products and/or services within PolyOne's various businesses;
     o    the possibility of further goodwill impairment;
     o    an inability to maintain any required licenses or permits;
     o    an inability to comply with any environmental laws and regulations;
     o the cost of compliance with environmental laws and regulations, including any increased cost of complying with new or revised laws and regulations;
     o unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters, including any developments that would require any increase in our costs and/or reserves for such contingencies;
     o an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to cost reductions and employee productivity goals;
     o    a delay or inability to achieve targeted debt level reductions;
     o an inability to access the receivables sale facility as a result of breaching covenants due to not achieving anticipated earnings performance or for any other reason;
     o any poor performance of our pension plan assets and any obligation on our part to fund PolyOne's pension plan;

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     o    any delay and/or inability to bring the North American Color and
          Additives Masterbatch and the Engineered Materials product platforms to profitability;
     o    an inability to raise prices or sustain price increases for products;
     o an inability to maintain appropriate relations with unions and employees in certain locations in order to avoid disruptions of business; and
     o other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K provided to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any list to be a complete set of all potential risks or uncertainties. (Ref. #62706)

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